                                                                      Exhibit 99


                         FEDERAL REALTY INVESTMENT TRUST

                            Supplemental Information
                                December 31, 2002

                                TABLE OF CONTENTS

1.   Fourth Quarter and Year-end 2002 Earnings Press Release .............    3

2.   Financial Highlights
            Summarized Operating Results .................................    9
            Summarized Balance Sheet .....................................   10
            Funds From Operations / Funds Available for
            Distribution / Summary of Capital Expenditures ...............   11
            Market Data / Capital Availability / Operational Statistics ..   12

3.   Summary of Debt
            Summary of Outstanding Debt ..................................   13
            Summary of Debt Maturities ...................................   14

4.   Summary of Redevelopments
            Summary of Current and Future Redevelopment Opportunities ....   15
            Summary of Recent Redevelopments .............................   16

5.   Santana Row Summary .................................................   17

6.   Acquisitions and Dispositions - Year to Date ........................   18

7.   Real Estate Status Report ...........................................   19

8.   Shopping Center / Street Retail Summary .............................   21

9.   Leasing Summary
            Retail Leasing Summary - Comparable ..........................   22
            Retail Leasing Summary - Non-comparable ......................   23

10.  Lease Expirations ...................................................   24

11.  Occupancy Summary
            Occupancy Summary - Overall ..................................   25
            Occupancy Summary - Same Center ..............................   26

12.  Summary of Top 25 Tenants - Prospective .............................   27

13.  Glossary of Terms ...................................................   28

                           1626 East Jefferson Street
                         Rockville, Maryland 20852-4041
                                  301/998-8100

























Certain matters discussed within this Supplemental Information may be deemed to be forward looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The factors that may impact these expectations include: (a) risks that growth will be limited if additional capital cannot be obtained; (b) risks of financing, such as the ability to consummate additional financings or obtain replacement financing on terms which are acceptable, ability to meet existing financial covenants and the possibility of increases in interest rates that would result in increased interest expense;
(c) risks normally associated with the real estate industry, including risks that tenants will not pay rent or that we may be unable to renew leases or relet space at favorable rents as leases expire, that new acquisitions or development, construction and renovation projects, including Santana Row, may fail to perform as expected, that competition for acquisitions could result in increased prices, that there may be environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
(d) risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and (e) those risks detailed from time to time in our SEC reports, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FOR IMMEDIATE RELEASE

Investor Inquiries                                      Media Inquiries
------------------                                      ----------------
Andrew Blocher                                          Kristine Warner
Vice President, Investor Relations & Capital Markets    Director, Corporate Communications
301/998-8166                                            301/998-8212
ablocher@federalrealty.com                              kwarner@federalrealty.com

            FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER
                       AND YEAR-END 2002 OPERATING RESULTS

ROCKVILLE, MD (February 12, 2003) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year ended December 31, 2002.

     . Funds from operations (FFO), excluding charges associated with the accelerated executive transition, was $0.63 per diluted share for the fourth quarter
     . Same-center net operating income, excluding the impact of redevelopments and expansions, increased 3.7% versus fourth quarter 2001
     . Cash rent increases on lease rollovers were 12% for the fourth quarter and 13% for the year on over 265,000 and approximately 1.3 million square feet of retail space, respectively
     .    FFO per diluted share guidance for 2003 remains unchanged at $2.60

Financial Results

Federal Realty reported FFO of $14.0 million for the fourth quarter of 2002, or $0.32 per diluted share. This includes a $0.31 charge recognized as a result of the accelerated executive transition announced on December 20, 2002. Excluding this charge, the Trust would have reported FFO of $27.8 million, or $0.63 per diluted share.

For the year ended December 31, 2002, Federal Realty reported FFO of $90.5 million, or $2.11 per diluted share. During 2002, the Trust recognized $22.3 million of charges relating to the change in business strategy and associated management changes announced in March, and the accelerated executive transition announced in December. Excluding these charges, Federal Realty would have reported FFO of $112.8 million, or $2.63 per diluted share.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FOURTH QUARTER AND YEAR-END 2002 OPERATING RESULTS
FEBRUARY 12, 2003
Page 2

On a same-center basis, net operating income, excluding the impact of properties redeveloped or expanded, increased 3.7% versus fourth quarter 2001 and 4.4% versus full-year 2001. Although same-center net operating income increased, FFO declined on a year-over-year basis due to pre-opening expenses and initial operations at Santana Row.

FRT vs. REIT Industry Same-Center NOI Growth Over Last 6 Quarters

                                           3Q01        4Q01        1Q02       2Q02        3Q02     4Q02
FRT (1)                                    6.5%        6.3%        6.2%       4.7%        4.0%     3.7%
Peer Group Average (2)                     2.4%        1.5%        0.3%      -0.3%       -0.4%     n/a

(1) FRT same-center NOI growth excludes properties where redevelopment capital was invested. If these properties were included, same-center NOI growth would have equaled or exceeded the growth shown in all periods.
(2) Peer Group includes KIM, REG, NXL, WRI and PNP. Complete 4Q02 data for Peer Group not yet available.

Source: Morgan Stanley Research

Portfolio Results

At December 31, 2002, overall occupancy, excluding Santana Row, remained strong at 95.5%, compared to 95.6% on December 31, 2001 and 95.5% on September 30, 2002. Including the 444,000 square feet of retail space in Phase I of Santana Row, occupancy on December 31, 2002 was 94.7%.

During the fourth quarter, the Trust signed leases for more than 310,000 square feet of retail space. On a comparable space basis (i.e. spaces for which there was a former tenant), the Trust leased over 265,000

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FOURTH QUARTER AND YEAR-END 2002 OPERATING RESULTS
FEBRUARY 12, 2003
Page 3

square feet at an average cash increase in rent per square foot of 12%. On a cash-basis, the weighted-average minimum rent on this space for the first year of the new lease was $20.92 per square foot compared to the previous weighted-average rent of $18.69 per square foot. The previous weighted-average rent is calculated by including both minimum rent and percentage rent actually paid during the last year of the lease term for the re-leased space. Rent increases on the almost 1.3 million square feet of comparable space leased during 2002 averaged 13.0% on a cash basis, using the same methodology.

"We've tackled some challenging issues in 2002, and without question have emerged a stronger company," stated Donald C. Wood, Federal Realty's president and chief executive officer. "Our balance sheet is stronger compared to a year ago and Santana Row is open, both of which mitigate risk in this difficult economic climate."

Summary of Other Quarterly Activities and Recent Developments

..    On February 7, 2003, the Trust announced plans for Phase II of Santana Row, which includes 84,000 square feet of retail space on two pad sites and 275 additional parking spaces. 95% of the retail space has been pre-leased to Best Buy and The Container Store, and Federal Realty expects an approximate 16% unleveraged return on its $27 million cost.

..    On January 15, 2003, Federal Realty announced that three of its five Kmart locations were on the list of 326 stores that Kmart intends to close. The three properties potentially impacted by the announcement are in Queens, New York, Flourtown, Pennsylvania and Leesburg, Virginia. Details of the terms of these leases are contained in the January 15, 2003 Press Release.

..    On January 9, 2003, the Trust announced the opening of a new 62,000 square foot Giant Food and Pharmacy at Bethesda Row. Federal Realty invested $3.6 million in this, the fifth phase of Bethesda Row, and expects an approximately 14% cash return on cost.

..    On December 20, 2002, Federal Realty announced the resignation of Steven J.
     Guttman as Trustee, chief executive officer and chairman of the Board of Trustees effective January 1, 2003. Donald Wood, the Trust's then president and chief operating officer, was named chief executive officer and a member of the Board of Trustees. Mark Ordan, a member of the Board of Trustees since 1996, was named non-executive chairman of the board.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FOURTH QUARTER AND YEAR-END 2002 OPERATING RESULTS
FEBRUARY 12, 2003
Page 4

..    On November 19, 2002, Federal Realty issued $150 million of senior unsecured notes, rated Baa2 and BBB by Moody's and Standard and Poor's, respectively. The notes yielded 6.181% to investors, and proceeds from the issuance, along with fire insurance proceeds previously received by the Trust, were utilized to retire the Santana Row construction loan.

..    On November 7, 2002, Federal Realty announced the successful opening of
     Santana Row, the Trust's mixed-use community in San Jose, California. Phase I of Santana Row includes 444,000 square feet of retail, 255 residential units and a 213 room boutique hotel.

..    In October 2002, Standard & Poor's reaffirmed the Trust's BBB corporate credit rating and removed the Trust from credit watch. In addition, Moody's Investor Service reaffirmed its Baa2 senior unsecured debt ratings for the Trust and changed its rating outlook to negative, from stable, as a result of the impact of property loss and cash flow disruption caused by the August 19 fire at Santana Row.

Conference Call Information

Federal Realty's management team will present a more in depth discussion of the Trust's operating performance on its fourth quarter earnings conference call, which is scheduled for Thursday, February 13, 2003 at 11:00 A.M. Eastern Time. To participate, please call (888) 560-8502 five to ten minutes prior to the start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the company's web site, www.federalrealty.com, which will remain available for 14 days following the conference call. A telephone recording of the call will be available for 14 days by dialing (888) 568-0348.

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of shopping centers and street retail properties. Federal Realty's portfolio contains over 15 million square feet located in major metropolitan markets across the United States. The operating portfolio is currently approximately 95% occupied by over 2,000 national, regional and local retailers with no single tenant accounting for more than 2.5% of rental revenue. Federal

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FOURTH QUARTER AND YEAR-END 2002 OPERATING RESULTS
FEBRUARY 12, 2003
Page 5

Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 35 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the New York Stock Exchange under the symbol FRT. Additional information about Federal Realty can be found on the Internet at www.federalrealty.com.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The factors that may impact these expectations include:

     . risks that our growth will be limited if we cannot obtain additional capital;
     . risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the possibility of increases in interest rates that would result in increased interest expense;
     . risks normally associated with the real estate industry, including risks that our tenants will not pay rent or that we may be unable to renew leases or relet space at favorable rents as leases expire, that new acquisitions and our development, construction and renovation projects, including our Santana Row project, may fail to perform as expected, that competition for acquisitions could result in increased prices, environmental risks, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
     . risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and
     . those risks detailed from time to time in the Company's SEC reports, including its annual report on Form 10-K and its quarterly reports on Form 10-Q.

Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                                      ####

Federal Realty Investment Trust
Income Statement
December 31, 2002

--------------------------------------------------------------------------------

                              Financial Highlights
                      (in thousands, except per share data)

                                                                                      Three Months Ended       Twelve Months Ended
                                                                                            December 31,              December 31,
OPERATING RESULTS                                                                      2002         2001         2002         2001
-----------------                                                                      ----         ----         ----         ----
Revenues
 Rental income                                                                    $  83,843    $  73,390    $ 298,085    $ 274,567
 Other property income                                                                4,200        3,764       15,593       13,953
 Interest and other income                                                            1,394        1,315        5,156        6,590
                                                                                  ---------    ---------    ---------    ---------
                                                                                     89,437       78,469      318,834      295,110
Expenses
 Rental                                                                              24,303       17,601       73,591       62,715
 Real estate taxes                                                                    8,108        7,807       31,186       28,348
 Interest                                                                            19,741       16,953       65,054       69,313
 Administrative                                                                       3,581        4,310       13,790       14,281
 Restructuring expenses                                                              13,780            -       22,269            -
 Depreciation and amortization                                                       16,425       15,610       64,251       59,171
                                                                                  ---------    ---------    ---------    ---------
                                                                                     85,938       62,281      270,141      233,828
                                                                                  ---------    ---------    ---------    ---------
 Operating income before investors' share of operations and discontinued
  operations                                                                          3,499       16,188       48,693       61,282
 Investors' share of operations                                                        (755)      (1,179)      (4,112)      (5,170)
                                                                                  ---------    ---------    ---------    ---------
 Income before gain on sale of real estate net of loss on abandoned
  developments held for sale and discontinued operations                              2,744       15,009       44,581       56,112
 Income from operations of discontinued assets                                           35          878        1,252        3,459
                                                                                  ---------    ---------    ---------    ---------
 Income before gain on sale of real estate net of loss on abandoned
  developments held for sale                                                          2,779       15,887       45,833       59,571
 Gain on sale of real estate net of loss on abandoned developments held
   for sale                                                                               -        1,287        9,454        9,185
                                                                                  ---------    ---------    ---------    ---------
                    Net income                                                        2,779       17,174       55,287       68,756
 Dividends on preferred stock                                                        (4,857)      (3,071)     (19,425)      (9,034)
                                                                                  ---------    ---------    ---------    ---------
                    Net income (loss) available for common shareholders           $  (2,078)   $  14,103    $  35,862    $  59,722
                                                                                  =========    =========    =========    =========

Funds from Operations
     Net income (loss) available for common shareholders                          $  (2,078)   $  14,103    $  35,862    $  59,722
     Gain on sale of real estate                                                          -       (1,287)      (9,454)      (9,185)
     Depreciation and amortization of real estate assets                             14,933       14,211       58,605       54,350
     Amortization of initial direct costs of leases                                   1,204        1,146        4,750        4,161
     Income attributable to operating partnership units                                 (37)         335          740        1,384
                                                                                  ---------    ---------    ---------    ---------
     Funds from operations                                                           14,022       28,508       90,503      110,432
     Add back restructuring expense                                                  13,780            -       22,269            -
                                                                                  ---------    ---------    ---------    ---------
     Adjusted funds from operations                                               $  27,802    $  28,508    $ 112,772    $ 110,432
                                                                                  =========    =========    =========    =========
        Weighted average number of common shares, diluted                            44,251       40,653       42,882       40,266
                                                                                  =========    =========    =========    =========
     Adjusted funds from operations per share                                     $    0.63    $    0.70    $    2.63    $    2.74
                                                                                  =========    =========    =========    =========

Earnings per common share, basic
 Income (loss) before gain on sale of real estate net of loss on abandoned
     developments held for sale and discontinued operations                       $   (0.05)   $    0.30    $    0.60    $    1.20
 Discontinued operations                                                                  -         0.02         0.03         0.09
 Gain on sale of real estate net of loss on abandoned developments held
   for sale                                                                               -         0.03         0.23         0.23
                                                                                  ---------    ---------    ---------    ---------
                                                                                  $   (0.05)   $    0.35    $    0.86    $    1.52
                                                                                  =========    =========    =========    =========
     Weighted average number of common shares, basic                                 43,014       39,473       41,624       39,164
                                                                                  =========    =========    =========    =========

Earnings per common share, diluted
 Income (loss) before gain on sale of real estate net of loss on abandoned
     developments held for sale and discontinued operations                       $   (0.05)   $    0.30    $    0.60    $    1.20
 Discontinued operations                                                                  -         0.02         0.03         0.09
 Gain on sale of real estate net of loss on abandoned developments held
     for sale                                                                             -         0.03         0.22         0.23
                                                                                  ---------    ---------    ---------    ---------
                                                                                  $   (0.05)   $    0.35    $    0.85    $    1.52
                                                                                  =========    =========    =========    =========
     Weighted average number of common shares, diluted                               44,251       40,653       42,882       40,266
                                                                                  =========    =========    =========    =========

Federal Realty Investment Trust
Balance Sheet
December 31, 2002

--------------------------------------------------------------------------------

                              Financial Highlights
                      (in thousands, except per share data)

BALANCE SHEET DATA                                                              December 31,      December 31,
------------------                                                                      2002              2001
                                                                                        ----              ----
Assets

Real estate, at cost
 Operating                                                                       $ 1,864,244       $ 1,741,385
 Development                                                                         442,582           321,986
 Discontinued operations                                                                   -            40,933
                                                                                 -----------       -----------
                                                                                   2,306,826         2,104,304
 Less accumulated depreciation and amortization                                     (450,697)         (395,767)
                                                                                 -----------       -----------
                                                                                   1,856,129         1,708,537
Other Assets
 Mortgage notes receivable                                                            35,577            35,607
 Cash and investments                                                                 23,123            17,563
 Receivables                                                                          18,722            15,483
 Tax deferred exchange escrows                                                             -             6,006
 Other assets                                                                         65,827            51,685
                                                                                 -----------       -----------
Total Assets                                                                     $ 1,999,378       $ 1,834,881
                                                                                 ===========       ===========

Liabilities and Shareholders' Equity

 Obligations under capital leases, mortgages and construction loans              $   393,212       $   450,336
 Notes payable                                                                       198,311           174,843
 Senior notes                                                                        535,000           410,000
 5 1/4% Convertible subordinated debentures                                           75,000            75,289
 Other liabilities                                                                   154,280           135,122
                                                                                 -----------       -----------
Total Liabilities                                                                  1,355,803         1,245,590

Preferred stock                                                                      235,000           235,000

Common Shares and Other Shareholders' Equity                                         408,575           354,291
                                                                                 -----------       -----------
Total Liabilities and Shareholders' Equity                                       $ 1,999,378       $ 1,834,881
                                                                                 ===========       ===========

Federal Realty Investment Trust
Funds From Operations / Funds Available for Distribution / Summary of Capital Expenditures
December 31, 2002

--------------------------------------------------------------------------------

                                                                                         Three months ended
                                                                             December 31, 2002    December 31, 2001
                                                                             -----------------    -----------------
Funds From Operations, exclusive of restructuring expense (FFO) (1)           (in thousands, except per share data)
-------------------------------------------------------------------
Net income available for common shareholders                                 $          (2,078)   $          14,103
         Gain on sale of real estate                                                         -               (1,287)
         Restructuring expense                                                          13,780                    -
         Depreciation and amortization of real estate assets                            14,933               14,211
         Amortization of initial direct costs of leases                                  1,204                1,146
         Income attributable to operating partnership units                                (37)                 335
                                                                             -----------------    -----------------

FFO                                                                          $          27,802    $          28,508
                                                                             =================    =================

         Weighted average shares number of common shares, diluted                       44,251               40,653

FFO per share                                                                $            0.63    $            0.70
                                                                             =================    =================

Funds Available for Distribution (FAD)
--------------------------------------

FFO                                                                          $          27,802    $          28,508
         Non-accretive capital expenditures                                             (1,017)              (1,141)
                                                                             -----------------    -----------------

FAD                                                                          $          26,785    $          27,367
                                                                             =================    =================

         Weighted average shares number of common shares, diluted                       44,251               40,653

FAD per share                                                                $            0.61    $            0.67
                                                                             =================    =================

Dividends declared per share                                                 $           0.485    $            0.48

Dividend payout ratio as a percentage of FFO                                                77%                  69%

Dividend payout ratio as a percentage of FAD                                                80%                  72%

Summary of Capital Expenditures
-------------------------------

Accretive Capital Expenditures
         Development                                                         $          45,604    $          36,344
         Acquisition Related (2)                                                            12                  199
         Redevelopments and Expansions                                                   4,562                6,121
         Tenant Improvements                                                             2,080                1,851
                                                                             -----------------    -----------------

Total Accretive Capital Expenditures                                                    52,258               44,515

         Non-accretive Capital Expenditures                                              1,017                1,141
                                                                             -----------------    -----------------

Total Capital Expenditures                                                   $          53,275    $          45,656
                                                                             =================    =================

Note:
----
(1) See Glossary of Terms.
(2) Capital expenditures related to properties acquired in the last two years for which accretive expenditures were projected at the time of the acquisition underwriting.

Federal Realty Investment Trust
Market Data / Capital Availability / Operational Statistics
December 31, 2002

--------------------------------------------------------------------------------

                                                                                           As of
                                                                         December 31, 2002       December 31, 2001
                                                                         -----------------       -----------------
                                                                          (in thousands, except per share data)
Market data
     Common shares outstanding                                                      43,535                  40,071

     Market price per common share                                       $           28.12       $           23.00

     Series A preferred shares outstanding                                           4,000                   4,000

     Market price per Series A preferred share                           $           24.90       $           24.10

     Series B preferred shares outstanding                                           5,400                   5,400

     Market price per Series B preferred share                           $           25.75       $           24.40

     Equity market capitalization                                        $       1,462,854       $       1,149,793

     Total debt (1)                                                              1,097,128               1,010,175
                                                                         -----------------       -----------------

     Total market capitalization                                         $       2,559,982       $       2,159,968
                                                                         =================       =================

     Total debt to market capitalization                                             .43:1                   .47:1
                                                                         =================       =================

Capital availability:
     Cash on hand                                                        $          23,123       $          17,563
     Tax deferred exchange escrows                                                       -                   6,006
     Available capacity under line of credit                                       229,000                 256,000
     Available capacity under Santana Row construction loan (2)                          -                 233,000
     Available for issuance under shelf registration statement                     500,000                 190,000
                                                                         -----------------       -----------------

                                                                         $         752,123       $         702,569
                                                                         =================       =================

                                                                                Year ended              Year ended
                                                                         December 31, 2002       December 31, 2001
                                                                         -----------------       -----------------
Operational statistics
     Ratio of earnings to fixed charges (3)                                           1.25x (4)               1.47x

     Ratio of earnings to combined fixed charges
       and preferred share dividends (3)                                              1.03x (4)               1.34x

     Ratio of EBITDA to combined fixed charges
       and preferred share dividends (3) (5)                                          1.60x (4)               1.93x

     Administrative expense as a percentage of total revenues                         4.33%                   4.84%

Note:
----

  (1) Total debt includes mortgages and construction loans payable, notes payable, senior notes and debentures and 5.25% convertible subordinated debentures.
  (2) Santana Row construction loan retired on November 19, 2002.
  (3) Earnings consist of income before gain (loss) on sale of real estate and fixed charges. Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series A preferred shares and Series B preferred shares.
  (4) Includes an $8.5 million restructuring charge incurred in the first quarter of 2002 and a $13.8 million restructuring charge incurred in the fourth quarter of 2002. Excluding these charges the ratio of earnings to fixed charges would have been 1.49x, the ratio of earnings to combined fixed charges and preferred share dividends would have been 1.23x, and the ratio of EBITDA to combined fixed charges and preferred share dividends would have been 1.80x.
  (5) EBITDA means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets, impairment provisions, provision for loss on equity securities and other nonrecurring expenses.

Federal Realty Investment Trust
Summary of Outstanding Debt
December 31, 2002

--------------------------------------------------------------------------------

                                                          Maturity       Effective Rate          Balance
                                                          --------       --------------          -------
Mortgages and Construction Loans                                                          (in thousands)
--------------------------------
       Construction loan on Woodmont East                 08/29/03      libor + 1.20% (a)    $    24,449
       Friendship Center                                  09/22/03      libor + 1.35% (a)         17,000
       Leesburg Plaza                                     10/01/08             6.510%              9,900
       164 E Houston Street                               10/06/08             7.500%                268
       Federal Plaza                                      06/01/11             6.750%             35,936
       Barracks Road                                      11/01/15             7.950%             44,300
       Hauppauge                                          11/01/15             7.950%             16,700
       Lawrence Park                                      11/01/15             7.950%             31,400
       Wildwood                                           11/01/15             7.950%             27,600
       Wynnewood                                          11/01/15             7.950%             32,000
       Brick Plaza                                        11/01/15             7.415%             33,000
       Tysons Station                                     09/01/11             7.400%              6,864
       Escondido (Municipal bonds)                        10/01/16              3.14% (b)          9,400
                                                                                             -----------
                                                                                             $   288,817
                                                                                             ===========
Notes payable
-------------
       Revolving credit facilities                        12/19/03       libor + .80%        $    71,000
       Term note with banks                               12/19/03              6.22% (c)        125,000
       Note issued in connection with
          renovation of Perring Plaza                     01/31/13             10.00%              2,266
       Other                                               various            various                 45
                                                                                             -----------
                                                                                             $   198,311
                                                                                             ===========
Unsecured Public Debt
---------------------
Convertible Subordinated Debentures
-----------------------------------
       5 1/4% Convertible subordinated debentures         10/28/03             5.250%        $    75,000
                                                                                             ===========

Notes and Debentures
--------------------
       6.74% Medium Term Notes (d)                        03/10/04             6.370%             39,500
       6.625% Notes (fixed)                               12/01/05             6.625%             40,000
       6.99% Medium Term Notes (d)                        03/10/06             6.894%             40,500
       6.125% Notes            (e)                        11/15/07             6.325%            150,000
       8.75% Notes                                        12/01/09             8.750%            175,000
       7.48% Debentures                                   08/15/26             7.480%             50,000
       6.82% Medium Term Notes                            08/01/27             6.820%             40,000                Weighted
                                                                                             -----------                 average
                                                                                             $   535,000                interest
                                                                                             ===========                  rate


                                        Total fixed rate debt                                $   975,279         88.89%   7.11%
                                        Total variable rate debt                                 121,849         11.11%   2.84% (f)
                                                                                             -----------        ------   -----
                                        Total debt                                           $ 1,097,128        100.00%   6.64%
                                                                                             ===========        ======   =====

Capital lease obligations
-------------------------

                                                                Various through 2077  (g)    $   104,395
                                                                                             -----------
                                            Total debt and capital lease obligations         $ 1,201,523
                                                                                             ===========


(a) These mortgages were paid off on February 11, 2003 through borrowings under the revolving credit facility.
(b) The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average interest rate for the year ended December 31, 2002, was 3.14%
(c) LIBOR plus 95 basis points. The Trust purchased interest rate swaps or hedges on this note, thereby locking in the LIBOR interest rate of 5.27%.
(d) The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest rate on these notes.
(e) The Trust purchased an interest rate lock to hedge the planned note offering. A hedge loss of $1.5 million associated with this hedge is being amortized into the November 2002 note offering thereby increasing the effective interest rate on these notes to 6.325%.
(f) Weighted average interest rate on variable rate debt as of December 31, 2002.
(g) Weighted average interest rate on capital lease obligations is 9.80% on a stated basis and 12.99% including performance based participation interest paid by the Trust.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2002

--------------------------------------------------------------------------------

DEBT MATURITIES

  (in thousands)

                                                                                                                Cumulative
                              Scheduled                                                 Percent of              Percent of
                Year       Amortization        Maturities                Total       Debt Expiring           Debt Expiring
---------------------------------------------------------------------------------------------------         --------------
                2003       $        837       $   312,449  (1)     $   313,286  (1)          28.6%                   28.6%
                2004              2,811            39,500               42,311                3.9%                   32.5%
                2005              3,064            40,000               43,064                3.9%                   36.4%
                2006              3,412            40,500               43,912                4.0%                   40.4%
                2007              3,686           150,000              153,686               14.0%                   54.4%
                2008              3,918             9,541               13,459                1.2%                   55.6%
                2009              4,095           175,045              179,140               16.3%                   71.9%
                2010              4,427                 -                4,427                0.4%                   72.3%
                2011              4,287            37,236               41,523                3.8%                   76.1%
                2012              4,233                 -                4,233                0.4%                   76.5%
          Thereafter             12,880           245,207              258,087               23.5%                  100.0%
                     ------------------------------------------------------------------------------

               Total       $     47,650       $ 1,049,478          $ 1,097,128             100.00%
                     ==============================================================================

Note:
----
(1) Includes $71 million balance on revolving credit facility and $125 million balance on term loan.

Federal Realty Investment Trust
Summary of Current and Future Redevelopment Opportunities
December 31, 2002

------------------------------------------------------------------------------------------------------------------------------------
  Current Redevelopment Opportunities  (1)  ($ millions)

      Property                     Location                                      Opportunity
      --------                     --------                                      -----------
  Congressional Plaza            Rockville, MD          Addition of 146-unit apartment building and structured parking in existing parking field
  Third Street Promenade         Santa Monica, CA       Retail redevelopment
  Bethesda Row                   Bethesda, MD           Grocery expansion, new pad site, GLA expansion and re-tenanting (restaurant)
  Garden Market                  Western Springs, IL    Expansion, re-tenanting (new grocer) and new pad site (existing drug store)
  Ellisburg Circle               Cherry Hill, NJ        Re-tenanting (new grocer) and associated expansion
  Finley Square                  Downers Grove, IL      Re-tenanting (office supply)
  Governor Plaza                 Glen Burnie, MD        New pad sites (furniture and grocer)
  Dedham Plaza                   Dedham, MA             Tenant re-location (electronics), parking lot and common area improvements
  Willow Lawn                    Richmond, VA           Grocery expansion
  Quince Orchard                 Gaithersburg, MD       Pad site re-tenanting (drug store)
  Hauppauge Shopping Center      Hauppauge, NY          Pad site re-tenanting (restaurant)

            Subtotal:  Projects Anticipated to Stabilize in 2003  (4)

  Santana Row Phase II           San Jose, CA           Two new pad sites (Best Buy and The Container Store) and additional parking
  Andorra                        Philadelphia, PA       Expansion and re-tenanting (new health club)
  Lawrence Park                  Broomall, PA           Grocer expansion, new pad site (drug store), common area improvements
  Greenlawn Plaza                Greenlawn, NY          New pad site (child care center)
  Laurel                         Laurel, MD             Grocery expansion

            Subtotal:  Projects Anticipated to Stabilize in 2004  (4)

  Potential Future Redevelopments Stabilizing After 2004  (5)

  150 Post Street                San Francisco, CA
  Bala Cynwyd                    Bala Cynwyd, PA
  Bethesda Row - Future Phases   Bethesda, MD
  Brunswick Shopping Center      North Brunswick, NJ
  Fresh Meadows                  Queens, NY
  Houston Street                 San Antonio, TX
  Rockville Town Square          Rockville, MD
  Rutgers Plaza                  Franklin, NJ
  Santana Row - Future Phases    San Jose, CA
  The Village at Shirlington     Arlington, VA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Redevelopment Opportunities  (1)  ($ millions)
                                                                          Projected    Projected    Cost to          Anticipated
      Property                     Location                                 ROI (2)      Cost        Date        Stabilization (3)
      --------                     --------                                 -------      ----        ----        -----------------
  Congressional Plaza            Rockville, MD                              11%         $ 12.1       $ 8.9            2003
  Third Street Promenade         Santa Monica, CA                           10%         $  8.8       $ 8.5            2003
  Bethesda Row                   Bethesda, MD                               10%         $  6.6       $ 4.3            2003
  Garden Market                  Western Springs, IL                        11%         $  2.4       $ 2.2            2003
  Ellisburg Circle               Cherry Hill, NJ                            19%         $  2.2       $ 0.2            2003
  Finley Square                  Downers Grove, IL                          15%         $  1.2       $   -            2003
  Governor Plaza                 Glen Burnie, MD                            14%         $  1.1       $ 0.6            2003
  Dedham Plaza                   Dedham, MA                                 13%         $  1.1       $ 1.0            2003
  Willow Lawn                    Richmond, VA                                7%         $  0.5       $   -            2003
  Quince Orchard                 Gaithersburg, MD                           41%         $  0.4       $ 0.4            2003
  Hauppauge Shopping Center      Hauppauge, NY                              16%         $  0.3       $   -            2003
                                                                           ---          ------       -----

            Subtotal:  Projects Anticipated to Stabilize in 2003  (4)       12%         $ 36.8       $26.2
                                                                           ===          ======       =====

  Santana Row Phase II           San Jose, CA                               16%         $ 27.0       $   -            2004
  Andorra                        Philadelphia, PA                           15%         $  3.3       $ 0.0            2004
  Lawrence Park                  Broomall, PA                               19%         $  2.0       $ 0.1            2004
  Greenlawn Plaza                Greenlawn, NY                              12%         $  0.9       $ 0.0            2004
  Laurel                         Laurel, MD                                104%         $  0.4       $ 0.2            2004
                                                                           ---          ------       -----

            Subtotal:  Projects Anticipated to Stabilize in 2004  (4)       17%         $ 33.6       $ 0.3
                                                                           ===          ======       =====

  Potential Future Redevelopments Stabilizing After 2004  (5)

  150 Post Street                San Francisco, CA
  Bala Cynwyd                    Bala Cynwyd, PA
  Bethesda Row - Future Phases   Bethesda, MD
  Brunswick Shopping Center      North Brunswick, NJ
  Fresh Meadows                  Queens, NY
  Houston Street                 San Antonio, TX
  Rockville Town Square          Rockville, MD
  Rutgers Plaza                  Franklin, NJ
  Santana Row - Future Phases    San Jose, CA
  The Village at Shirlington     Arlington, VA
------------------------------------------------------------------------------------------------------------------------------------

(1) These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected ROI or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.
(2) Projected ROI reflects only the deal specific cash, unleveraged Incremental Net Operating Income (NOI) generated by the redevelopment and is calculated as Incremental NOI divided by cost. Incremental NOI is the NOI generated by the redevelopment after deducting rent previously in place for the redevelopment space or space taken out of service as a result of the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3) The year in which 95% occupancy of the redeveloped space is anticipated to be achieved
(4)  All subtotals and totals reflect cost weighted-average ROIs
(5) These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust
Summary of Recent Redevelopments
December 31, 2002

------------------------------------------------------------------------------------------------------------------------------------
  Summary of Redevelopments Stabilized 1999 to 2002  ($ millions)


        Property                   Location                                        Opportunity
        --------                   --------                                        -----------
  Third Street Promenade     Santa Monica, CA        Redevelopment and re-tenanting (includes Banana Republic, J. Crew and Rockport)
  Brick Plaza                Brick, NJ               Grocery expansion, new pad sites, re-tenanting and common area improvements
  Gratiot Plaza              Roseville, MI           New pad sites, re-tenanting and common area improvements
  Troy Hills                 Parsippany, NJ          Grocery expansion, re-tenanting and common area improvements
  Falls Plaza                Falls Church, VA        Grocery expansion, common area improvements, new in-line space and pad site
  Langhorne Square           Levittown, PA           New grocer in expanded leaseable area and new pad sites
  Fifth Avenue               San Diego, CA           Redevelopment and re-tenanting (Urban Outfitters)


            Subtotal:  Projects Stabilized in 1999  (3)


  Blue Star                  Watchung, NJ            New pad sites and common area improvements
  Fifth Avenue               San Diego, CA           Redevelopment and re-tenanting

            Subtotal:  Projects Stabilized in 2000  (3)


  Wynnewood                  Wynnewood, PA           Grocery expansion, re-tenanting and common area improvements
  Old Town Pasadena          Pasadena, CA            Redevelopment and re-tenanting of two buildings
  Brunswick                  North Brunswick, NJ     Grocery expansion, re-tenanting, new pad site and renovation
  Federal Plaza              Rockville, MD           New pad site


            Subtotal:  Projects Stabilized in 2001  (3)


  Third Street Promenade     Santa Monica, CA        Redevelopment and re-tenanting (Old Navy and others)
  Fifth Avenue               San Diego, CA           Redevelopment and re-tenanting of retail and residential buildings
  Hermosa Avenue             Hermosa Beach, CA       Redevelopment and re-tenanting of retail and office


             Subtotal:  Projects Stabilized in 2002  (3)


             Total Projects Stabilized 1999 through 2002  (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Summary of Redevelopments Stabilized 1999 to 2002  ($ millions)

                                                                                                   Completed
        Property                   Location                                   ROI (1)                Cost             Stabilized (2)
        --------                   --------                                   -------               -----             --------------
  Third Street Promenade     Santa Monica, CA                                   13%                $ 23.9                 1999
  Brick Plaza                Brick, NJ                                          11%                $ 20.8                 1999
  Gratiot Plaza              Roseville, MI                                      14%                $ 12.4                 1999
  Troy Hills                 Parsippany, NJ                                     13%                $  8.9                 1999
  Falls Plaza                Falls Church, VA                                   16%                $  6.0                 1999
  Langhorne Square           Levittown, PA                                      12%                $  5.9                 1999
  Fifth Avenue               San Diego, CA                                      12%                $  2.1                 1999
                                                                               ---                 ------

            Subtotal:  Projects Stabilized in 1999  (3)                         13%                $ 80.0
                                                                               ===                 ======


  Blue Star                  Watchung, NJ                                       12%                $  6.5                 2000
  Fifth Avenue               San Diego, CA                                      11%                $  2.9                 2000
                                                                               ---                 ------

            Subtotal:  Projects Stabilized in 2000  (3)                         11%                $  9.4
                                                                               ===                 ======

  Wynnewood                  Wynnewood, PA                                      17%                $ 14.1                 2001
  Old Town Pasadena          Pasadena, CA                                       11%                $  8.8                 2001
  Brunswick                  North Brunswick, NJ                                11%                $  8.2                 2001
  Federal Plaza              Rockville, MD                                      18%                $  0.7                 2001
                                                                               ---                 ------

            Subtotal:  Projects Stabilized in 2001  (3)                         14%                $ 31.8
                                                                               ===                 ======


  Third Street Promenade     Santa Monica, CA                                   13%                $ 10.5                 2002
  Fifth Avenue               San Diego, CA                                       5%                $  6.4                 2002
  Hermosa Avenue             Hermosa Beach, CA                                  12%                $  4.3                 2002
                                                                               ---                 ------

            Subtotal:  Projects Stabilized in 2002  (3)                         10%                $ 21.3
                                                                               ===                 ======


            Total Projects Stabilized 1999 through 2002  (3)                    12%                $142.5
                                                                               ===                 ======

------------------------------------------------------------------------------------------------------------------------------------

(1) ROI reflects only the deal specific cash, unleveraged Incremental Net Operating Income (NOI) generated by the redevelopment and is calculated as Incremental NOI divided by cost. Incremental NOI is the NOI generated by the redevelopment after deducting rent previously in place for the redevelopment space or space taken out of service as a result of the redevelopment. ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(2)  The year in which 95% occupancy of the redeveloped space has been achieved
(3)  All subtotals and totals reflect cost weighted-average ROIs

Federal Realty Investment Trust
Santana Row Summary
December 31, 2002

--------------------------------------------------------------------------------

Property Description              A multi-phased, mixed-use development built on
--------------------              42 acres in San Jose, California, in the heart
                                  of the Silicon Valley. Phase I of the property consists of a 1,500 foot long "main street" and eight buildings comprising approximately
                                  444,000 square feet of retail, 255 residential units, and a 213-room boutique hotel. Phase II consists of two pad sites comprising approximately 84,000 square feet of retail space and 275 additional parking spaces. Phase
                                  II is 95% pre-leased to Best Buy and The
                                  Container Store.



Retail Summary (1)
------------------

                                  --------------------------------------------------------------------------------------------------
                                             Total Retail Square Footage                                Occupied
                                             ---------------------------                                --------
   Building/Description              Stores          Square Feet      % Leased         Stores          Square Feet    % of Total
   --------------------              ------          -----------      --------         ------          -----------    ----------
   1   (Crate & Barrel)                       1             40,000         100.0%              1             40,000         100.0%
   3   (Primarily luxury)                    14             39,489          73.0%              8             27,250          69.0%
   4   (Primarily luxury)                    14             33,612         100.0%             12             26,631          79.2%
   5   (Hotel and lifestyle)                 14             56,929          63.8%              7             16,756          29.4%
   6   (Lifestyle)                            7             49,415          85.9%              6             42,444          85.9%
   7   (Lifestyle)                           35             87,386          86.1%              -                  -           0.0%
   8   (Lifestyle)                           14             39,974         100.0%             11             33,391          83.5%
   13  (Restaurants & lifestyle)             13             95,897          26.3%              2             14,826          15.5%
   Kiosks and Carts                           5              1,570          69.2%              4              1,086          69.2%
                                  -------------      -------------         -----       ---------       ------------         -----
Total Phase I Retail                        117            444,272          72.7%             51            202,384          45.6%
Phase II Retail                               3             84,171          95.5%              -                  -           0.0%
                                  -------------      -------------         -----       ---------       ------------         -----
Total Santana Row Retail                    120            528,443          76.3%             51            202,384          38.3%
                                  =============      =============         =====       =========       ============         =====
                                  --------------------------------------------------------------------------------------------------

                                  --------------------------------------------------------------------------------------------------
                                                 Leased (Unoccupied)                                Available to Lease
                                                 -------------------                                ------------------
   Building/Description              Stores          Square Feet      % of Total       Stores          Square Feet    % of Total
   --------------------              ------          -----------      ----------       ------          -----------    ----------
   1   (Crate & Barrel)                       -                  -            0.0%             -                  -           0.0%
   3   (Primarily luxury)                     1              1,568            4.0%             5             10,671          27.0%
   4   (Primarily luxury)                     2              6,981           20.8%             -                  -           0.0%
   5   (Hotel and lifestyle)                  3             19,576           34.4%             4             20,597          36.2%
   6   (Lifestyle)                            -                  -            0.0%             1              6,971          14.1%
   7   (Lifestyle)                           24             75,267           86.1%            11             12,119          13.9%
   8   (Lifestyle)                            3              6,583           16.5%             -                  -           0.0%
   13  (Restaurants & lifestyle)              2             10,418           10.9%             9             70,653          73.7%
   Kiosks and Carts                           -                  -            0.0%             1                484          30.8%
                                  -------------      -------------        -------      ---------       ------------         -----
Total Phase I Retail                         35            120,393           27.1%            31            121,495          27.3%
Phase II Retail                               2             80,371           95.5%             1              3,800           4.5%
                                  -------------      -------------        -------      ---------       ------------         -----
Total Santana Row Retail                     37            200,764           38.0%            32            125,295          23.7%
                                  =============      =============        =======      =========       ============         =====
                                  --------------------------------------------------------------------------------------------------

Residential Summary (1)
------------------------

                                  --------------------------------------------------------------------------------------------------
                                          Total Residential Units                                    Occupied
                                          -----------------------                                    --------
     Building                       Rent (2)        Units         % Leased            Rent (3)         Units         % of Total
     --------                       --------        -----         --------           ---------         -----         ----------
     3   (Lofts)                    $    2.02              98           57.1%        $     1.89              48             49.0%
     4   (Lofts)                    $    2.35             100           57.0%        $     2.02              42             42.0%
(5)  6   (Villas)                   $    2.47              21            9.5%        $        -               -              0.0%
(5)  8   (Townhouses)               $    2.20              36            0.0%        $        -               -              0.0%
                                    ---------       ---------     ----------         ----------        --------      -----------
Total Phase I Residential           $    2.22             255           45.1%        $     1.96              90             35.3%
                                    =========       =========     ==========         ==========        ========      ===========
                                  --------------------------------------------------------------------------------------------------

                                  --------------------------------------------------------------------------------------------------
                                              Leased (Unoccupied)                               Available to Lease
                                              -------------------                               ------------------
     Building                       Rent (3)        Units         % of Total         Rent (4)          Units         % of Total
     --------                       --------        -----         ----------         --------          -----         ----------
     3   (Lofts)                    $    2.04               8             8.2%       $     1.96              42             42.9%
     4   (Lofts)                    $    2.08              15            15.0%       $     2.21              43             43.0%
(5)  6   (Villas)                   $    2.71               2             9.5%       $     2.83              19             90.5%
(5)  8   (Townhouses)               $       -               -             0.0%       $     2.34              36            100.0%
                                    ---------       ---------     -----------        ----------        --------      -----------
Total Phase I Residential           $    2.12              25             9.8%       $     2.32             140             54.9%
                                    =========       =========     ===========        ==========        ========      ===========
                                  --------------------------------------------------------------------------------------------------


Hotel Summary
-------------
    A 213 room boutique hotel owned and operated by the Valencia Group. Opening is currently scheduled for second quarter 2003.

Financial Summary (as of December 31, 2002):
--------------------------------------------                              Anticipated
     All amounts $ million                   Projected      Cost to       Stabilized
                                             Cost (6)       Date (7)        Yield        Stabilized
                                             --------       --------        -----        ----------
     Santana Row Phase I                     $     445     $     434               5%            2004
     Santana Row Phase II                    $      27     $       -              16%            2004


Notes:
-----
(1)  Retail and residential leasing summaries are as of February 4, 2003
(2)  Budgeted rents to meet Phase I stabilized yield target
(3) Gross rents, though market conditions have dictated concessions of up to one month on a 12 month lease
(4) Gross market rents for Buildings 3 and 4, and gross asking rents for Buildings 6 and 8
(5) Villas in Building 6 and Townhouses in Building 8 will be available for occupancy in March 2003
(6) Phase I includes the cost of all land and substantial infrastructure for future phases, net of anticipated fire insurance proceeds.
(7) Phase I Cost to Date includes costs associated with the Building 7 fire and clean-up, before any insurance reimbursements.

Federal Realty Investment Trust
Acquisitions and Dispositions - Year to Date
December 31, 2002

--------------------------------------------------------------------------------

Acquisitions
------------

None

Dispositions
------------

Date             Property                   City / State          GLA    Sales price  Cap rate (1)   Anchor tenant
------------------------------------------------------------------------------------------------------------------------------------
                                                                        (in thousands)
April 11, 2002   252 - 264 Greenwich Ave    Greenwich, CT        24,000     $ 16,500       7.30%     Banana Republic, Gap Kids

April 30, 2002   138 Central Ave            Westfield, NJ        11,000        4,200       8.10%     Legg Mason, Toys R Us

April 30, 2002   Ships Building             Westport, CT         16,000        7,500       7.60%     Eddie Bauer

April 30, 2002   27 Main Street             Westport, CT         10,000        7,500       7.30%     Pottery Barn

June 6, 2002     Uptown Shopping Center     Portland, OR        100,000       20,800       8.40%     Zupan's Market, Elephant's Deli

June 18, 2002    6410 Hollywood Blvd        Hollywood, CA        12,000        2,300       4.30%     Hollywood Suit Outlet
                                                               --------     --------      -----

                 Total dispositions                             173,000     $ 58,800       7.67% (2)
                                                               ========     ========      =====

Note:
----
(1) Represents 12 month forward net operating income (NOI), as estimated by management, divided by sales price.
(2)  Cap rate for total dispositions is based on a sales price weighted average.

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2002

------------------------------------------------------------------------------------------------------------------------------------

                                                                             Year            Total    Ownership
Property Name                   Type(1)  MSA Description                 Acquired       Investment   Percentage    GLA (2)  % Leased
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    (in thousands)
Mid-Atlantic Region
-------------------

  Washington Metropolitan Area
  ----------------------------

Bethesda Row                      SR     Washington, DC-MD-VA-WV          1993-98           78,312        (4)     457,000      98.6%
Congressional Plaza               SC     Washington, DC-MD-VA-WV             1965           60,229      55.8%     339,000      94.9%
Courthouse Center                 SC     Washington, DC-MD-VA-WV             1997            4,192        (5)      38,000      93.6%
Falls Plaza                       SC     Washington, DC-MD-VA-WV             1967            8,145     100.0%      73,000      97.6%
Falls Plaza-East                  SC     Washington, DC-MD-VA-WV             1972            3,351     100.0%      71,000     100.0%
Federal Plaza                     SC     Washington, DC-MD-VA-WV             1989           61,768     100.0%     247,000      98.4%
Friendship Center                 SR     Washington, DC-MD-VA-WV             2001           33,452     100.0%     119,000     100.0%
Gaithersburg Square               SC     Washington, DC-MD-VA-WV             1993           23,578     100.0%     219,000      97.7%
Idylwood Plaza                    SC     Washington, DC-MD-VA-WV             1994           14,809     100.0%      73,000     100.0%
Laurel                            SC     Washington, DC-MD-VA-WV             1986           45,480      99.9%     384,000      97.2%
Leesburg Plaza                    SC     Washington, DC-MD-VA-WV             1998           20,343        (5)     247,000     100.0%
Loehmann's Plaza                  SC     Washington, DC-MD-VA-WV             1983           25,132        (5)     242,000      99.0%
Magruder's Center                 SC     Washington, DC-MD-VA-WV             1997           10,388        (5)     109,000     100.0%
Mid-Pike Plaza                    SC     Washington, DC-MD-VA-WV             1982           16,983        (6)     306,000      98.7%
Old Keene Mill                    SC     Washington, DC-MD-VA-WV             1976            5,044     100.0%      92,000     100.0%
Pan Am                            SC     Washington, DC-MD-VA-WV             1993           24,797     100.0%     218,000      99.0%
Pentagon Row                      SR     Washington, DC-MD-VA-WV             1999           85,565     100.0%     296,000      98.0%
Pike 7                            SC     Washington, DC-MD-VA-WV             1997           33,370     100.0%     164,000     100.0%
Quince Orchard                    SC     Washington, DC-MD-VA-WV             1993           18,960     100.0%     237,000      96.5%
Rollingwood Apartments            SR     Washington, DC-MD-VA-WV             1971            6,683     100.0%         N/A      98.9%
Sam's Park & Shop                 SR     Washington, DC-MD-VA-WV             1995           11,736     100.0%      50,000     100.0%
Tower                             SC     Washington, DC-MD-VA-WV             1998           18,093     100.0%     109,000      88.1%
Tyson's Station                   SC     Washington, DC-MD-VA-WV             1978            3,323     100.0%      50,000     100.0%
Village of Shirlington            SR     Washington, DC-MD-VA-WV             1995           32,115     100.0%     204,000      94.5%
Wildwood                          SC     Washington, DC-MD-VA-WV             1969           16,016     100.0%      84,000     100.0%
                                                                                           -------              ---------    ------
                                                                                           661,864              4,428,000      97.9%

  Mid-Atlantic Region - Other
  ---------------------------

Governor Plaza                    SC     Baltimore, MD                       1985           17,903      99.9%     252,000     100.0%
Perring  Plaza                    SC     Baltimore, MD                       1985           23,975      99.9%     412,000      87.5%
Barracks Road                     SC     Charlottesville, VA                 1985           39,508     100.0%     484,000     100.0%
Winter Park                       SR     Orlando, FL                         1996            6,875     100.0%      28,000      90.3%
Eastgate                          SC     Raleigh-Durham-Chapel Hill, NC      1986           14,644     100.0%     159,000      98.6%
Shops at Willow Lawn              SC     Richmond-Petersburg, VA             1983           62,321      99.9%     503,000      86.9%
                                                                                           -------              ---------     -----
                                                                                           165,226              1,838,000      93.3%

                                         Total Mid-Atlantic Region                         827,090              6,266,000      96.5%

Northeast Region
----------------

  Philadelphia Metropolitan Area
  ------------------------------

Andorra                           SC     Philadelphia, PA-NJ                 1988           19,086      99.9%     259,000      94.9%
Bala Cynwyd                       SC     Philadelphia, PA-NJ                 1993           23,896     100.0%     281,000     100.0%
Ellisburg Circle                  SC     Philadelphia, PA-NJ                 1992           26,001     100.0%     259,000      98.7%
Feasterville                      SC     Philadelphia, PA-NJ                 1980           11,570     100.0%     116,000      95.5%
Flourtown                         SC     Philadelphia, PA-NJ                 1980            8,698     100.0%     191,000     100.0%
Langhorne Square                  SC     Philadelphia, PA-NJ                 1985           17,542     100.0%     216,000      93.1%
Lawrence Park                     SC     Philadelphia, PA-NJ                 1980           23,602     100.0%     326,000      98.6%
Northeast                         SC     Philadelphia, PA-NJ                 1983           21,444     100.0%     292,000      95.4%
Willow Grove                      SC     Philadelphia, PA-NJ                 1984           25,875     100.0%     215,000     100.0%
Wynnewood                         SC     Philadelphia, PA-NJ                 1996           35,134     100.0%     255,000      99.1%
                                                                                           -------              ---------     -----
                                                                                           212,848              2,410,000      97.6%
  New York / New Jersey
  ---------------------

Allwood                           SC     Bergen-Passaic, NJ                  1988            4,265        (6)      52,000     100.0%
Clifton                           SC     Bergen-Passaic, NJ                  1988            4,936        (6)      80,000      93.1%
Blue Star                         SC     Middlesex-Somerset-Hunterdon, NJ    1988           38,871        (6)     407,000      96.1%
Brunswick                         SC     Middlesex-Somerset-Hunterdon, NJ    1988           21,072        (6)     318,000      69.1%
Rutgers                           SC     Middlesex-Somerset-Hunterdon, NJ    1988           15,915        (6)     217,000      89.0%
Brick Plaza                       SC     Monmouth-Ocean, NJ                  1989           53,735     100.0%     409,000     100.0%
Greenlawn Plaza                   SC     Nassau-Suffolk, NY                  2000           10,584     100.0%      92,000      94.9%
Hauppauge                         SC     Nassau-Suffolk, NY                  1998           26,182     100.0%     131,000     100.0%
Huntington                        SC     Nassau-Suffolk, NY                  1988           22,521        (6)     279,000     100.0%
Forest Hills                      SR     New York, NY                        1997           23,965     100.0%      86,000     100.0%
Fresh Meadows                     SC     New York, NY                        1997           64,381     100.0%     408,000      94.4%
Troy                              SC     Newark, NJ                          1980           20,446     100.0%     202,000     100.0%
Hamilton                          SC     Trenton, NJ                         1988            7,662        (6)     190,000     100.0%
                                                                                           -------              ---------    ------
                                                                                           314,535              2,871,000      94.0%


------------------------------------------------------------------------------------------------------------------------------------
                                     Mortage or   Grocery
                                  Capital Lease    Anchor
Property Name                        Obligation    GLA (3)  Grocery Anchor (3)          Other Principal Tenants
------------------------------------------------------------------------------------------------------------------------------------
                                 (in thousands)
Mid-Atlantic Region
-------------------

 Washington Metropolitan Area
 ----------------------------

Bethesda Row                          37,025    40,000   Giant Food                  Barnes & Noble / Landmark Theater
Congressional Plaza                             28,258   Fresh Fields                Buy Buy Baby / Container Store / Tower
Courthouse Center
Falls Plaza                                     51,385   Giant Food
Falls Plaza-East                                                                     CVS / Staples
Federal Plaza                         35,936                                         TJ Maxx / CompUSA / Ross
Friendship Center                     17,000                                         Borders/Eddie Bauer/Linens 'n Things/Maggiano's
Gaithersburg Square                                                                  Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza                                  29,556   Fresh Fields
Laurel                                          39,500   Giant Food                  Marshalls / Toys R Us
Leesburg Plaza                         9,900    55,330   Giant Food                  Kmart / Peebles
Loehmann's Plaza                                                                     Bally's / Linens 'n Things / Loehmann's
Magruder's Center                               30,750   Magruders                   Tuesday Morning
Mid-Pike Plaza                        10,041                                         Linens 'n Things/Toys R Us/Bally's/AC Moore
Old Keene Mill                                  24,060   Fresh Fields
Pan Am                                          32,725   Safeway                     Micro Center / Michaels
Pentagon Row                                    44,623   Harris Teeter               Bally's / Bed, Bath & Beyond / DSW /Cost Plus
Pike 7                                                                               Staples / TJ Maxx / Tower
Quince Orchard                                  23,640   Magruders                   Circuit City / Staples
Rollingwood Apartments
Sam's Park & Shop                                                                    Petco
Tower                                                                                Virginia Fine Wine / Talbot
Tyson's Station                        6,864                                         Trader Joes
Village of Shirlington                                                               Cineplex Odeon
Wildwood                              27,600    20,000   Sutton Place Gourmet        CVS



  Mid-Atlantic Region - Other
  ---------------------------

Governor Plaza                                                                       Bally's / Comp USA / Syms / Office Depot
Perring  Plaza                                  57,706   Metro Foods                 Home Depot / Burlington Coat Factory
Barracks Road                         44,300    91,032   Harris Teeter / Kroger      Bed, Bath & Beyond/Barnes & Noble/Old Navy
Winter Park
Eastgate                                        22,938   Southern Season         (7)
Shops at Willow Lawn                            44,607   Kroger                      Dillard's / Old Navy / Tower Records





Northeast Region
----------------

  Philadelphia Metropolitan Area
  ------------------------------

Andorra                                         23,542   Acme Markets                Kohl's / Andorra Theatre
Bala Cynwyd                                     45,000   Acme Markets                Lord & Taylor
Ellisburg Circle                                47,600   Genuardi's              (8) Bed, Bath & Beyond / Ross
Feasterville                                    52,694   Genuardi's                  OfficeMax
Flourtown                                       41,511   Genuardi's                  Kmart
Langhorne Square                                55,000   Redner's Warehouse Mkts.    Marshalls / Drug Emporium
Lawrence Park                         31,400    38,481   Acme Markets                CHI / TJ Maxx / Today's Man
Northeast                                                                            Burlington Coat / Marshalls / Tower Records
Willow Grove                                                                         Barnes & Noble / Marshalls / Toys R Us
Wynnewood                             32,000    98,000   Genuardi's                  Bed, Bath & Beyond / Borders / Old Navy


  New York / New Jersey
  ---------------------

Allwood                                3,513    25,025   Stop & Shop                 Mandee Shop
Clifton                                3,267    26,500   Acme Markets                Drug Fair / Dollar Express
Blue Star                             26,812    43,365   Shop Rite                   Kohl's / Michaels / Toys R Us / Marshalls
Brunswick                             11,162    55,345   A&P                         Just Living Rooms
Rutgers                               12,930    44,456   Edwards Super Food          Kmart
Brick Plaza                           33,000    66,110   A&P                         Loews Theatres/Barnes&Noble/Sports Authority
Greenlawn Plaza                                 45,958   Waldbaum's
Hauppauge                             16,700    60,791   Shop Rite
Huntington                            14,344                                         BuyBuyBaby/Toys R Us/Bed,Bath & Beyond
Forest Hills                                                                         Midway Theatre / Duane Reade / Gap
Fresh Meadows                                                                        Value City / Kmart / Cineplex Odeon
Troy                                            64,209   Pathmark                    A.C.Moore / Comp USA / Toys R Us
Hamilton                               4,843    53,220   Shop Rite                   A.C.Moore / Stevens Furniture


------------------------------------------------------------------------------------------------------------------------------------

                                                                                             Year       Total   Ownership
Property Name                Type(1)  MSA Description                                    Acquired  Investment  Percentage    GLA (2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    (in thousands)
  New England
  -----------
Coolidge Corner                SR     Boston-Worcester-Lawrence-Lowell-Brockton, MA         1995       4,022     100.0%       13,000
Dedham Plaza                   SC     Boston-Worcester-Lawrence-Lowell-Brockton, MA         1993      29,284     100.0%      248,000
Queen Anne Plaza               SC     Boston-Worcester-Lawrence-Lowell-Brockton, MA         1994      14,642     100.0%      149,000
Saugus Plaza                   SC     Boston-Worcester-Lawrence-Lowell-Brockton, MA         1996      13,069     100.0%      171,000
Bristol Plaza                  SC     Hartford, CT                                          1995      21,793     100.0%      296,000
West Hartford                  SR     Hartford, CT                                     1994-1996      16,137     100.0%      125,000
Greenwich Avenue               SR     New Haven-Bridgeport-Stamford-Waterbury          1994-1996      19,384     100.0%       57,000
                                                                                                      ------                  ------
                                                                                                     118,331               1,059,000
  Chicago
  -------

Crossroads                     SC     Chicago, IL                                           1993      21,703     100.0%      173,000
Finley Square                  SC     Chicago, IL                                           1995      26,109     100.0%      313,000
Garden Market                  SC     Chicago, IL                                           1994      10,613     100.0%      142,000
North Lake Commons             SC     Chicago, IL                                           1998      12,954     100.0%      129,000
Evanston                       SR     Chicago, IL                                           1995       4,277     100.0%       19,000
                                                                                                       -----                  ------
                                                                                                      75,656                 776,000
  Northeast Region - Other
  ------------------------

Gratiot Plaza                  SC     Detroit, MI                                           1973      16,646     100.0%      218,000
Lancaster                      SC     Lancaster, PA                                         1980       9,762        (6)      107,000
                                                                                                       -----                 -------
                                                                                                      26,408                 325,000

                                      Total Northeast Region                                         747,778               7,441,000

West Region
-----------

  California
  ----------

Colorado Blvd                  SR     Los Angeles-Long Beach, CA                       1996-1998      14,716        (9)       69,000
Hermosa Ave                    SR     Los Angeles-Long Beach, CA                            1997       4,336      90.0%       23,000
Hollywood Blvd                 SR     Los Angeles-Long Beach, CA                            1999      25,907      90.0%      148,000
Third St Promenade             SR     Los Angeles-Long Beach, CA                       1996-2000      71,278       (10)      209,000
Escondido                      SC     San Diego, CA                                         1996      24,624      70.0%      222,000
Fifth Ave                      SR     San Diego, CA                                    1996-1997      12,090       (11)       51,000
150 Post Street                SR     San Francisco, CA                                     1997      27,927     100.0%      103,000
Kings Court                    SC     San Jose, CA                                          1998      10,921        (5)       79,000
Old Town                       SR     San Jose, CA                                          1997      32,500     100.0%       97,000
Santana Row                    SR     San Jose, CA                                          1997     434,123     100.0%      444,000
                                                                                                     -------                 -------
                                                                                                     658,422               1,445,000
  West Region - Other
  -------------------

Mill Avenue                    SR     Phoenix-Mesa, AZ                                      1998      11,036       (12)       40,000
Houston St                     SR     San Antonio, TX                                       1998      54,998     100.0%       53,000
Tanasbourne                    SR     Portland, OR                                          2000       7,502     100.0%          N/A
                                                                                                       -----                     ---
                                                                                                      73,536                  93,000

                                      Total West Region                                              731,958               1,538,000

------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                              2,306,826              15,245,000



------------------------------------------------------------------------------------------------------------------------------------
                                             Mortage or     Grocery
                                            Capital Lease    Anchor
Property Name                   % Leased     Obligation     GLA (3)    Grocery Anchor (3)     Other Principal Tenants
------------------------------------------------------------------------------------------------------------------------------------
                                           (in thousands)

  New England
  -----------
Coolidge Corner                   100.0%
Dedham Plaza                       98.7%                                                      Pier One
Queen Anne Plaza                  100.0%                    50,284   Victory Supermarket      TJ Maxx
Saugus Plaza                      100.0%                    54,530   Super Stop & Shop        Kmart
Bristol Plaza                      92.4%                    56,634   Super Stop & Shop        TJ Maxx
West Hartford                      78.0%
Greenwich Avenue                   99.1%                                                      Saks Fifth Avenue
                                  -----
                                   94.9%
  Chicago
  -------

Crossroads                        100.0%                                                      Comp USA / Golfsmith / Guitar Center
Finley Square                      91.2%                                                      Bed, Bath & Beyond / Sports Authority
Garden Market                      93.8%                    62,937   Dominick's               Walgreens
North Lake Commons                 88.3%                    77,303   Dominick's
Evanston                          100.0%                                                      Gap
                                 ------
                                   93.3%
  Northeast Region - Other
  ------------------------

Gratiot Plaza                     100.0%                    68,802   Farmer Jack's            Bed, Bath & Beyond / Best Buy
Lancaster                          95.3%          4,907     39,404   Giant Food               A.C.Moore
                                  -----
                                   98.4%

        Total Northeast Region     95.5%

West Region
-----------

  California
  ----------

Colorado Blvd                      97.6%                                                      Pottery Barn / Banana Republic
Hermosa Ave                       100.0%
Hollywood Blvd                     78.0%                                                      General Cinema / Hollywood Ent. Museum
Third St Promenade                 96.3%                                                      J. Crew / Banana Republic / Old Navy
Escondido                          96.0%          9,400                                       Cost Plus / TJ Maxx / Toys R Us
Fifth Ave                          97.3%                                                      Urban Outfitters
150 Post Street                    74.9%                                                      Brooks Brothers / Williams Sonoma
Kings Court                        98.4%                    24,860   Lunardi's Super Market   Longs Drug Store
Old Town                           93.8%                                                      Borders / Gap Kids / Banana Republic
Santana Row                        70.8%                                                      Crate & Barrel / Borders
                                   -----
                                   85.2%
  West Region - Other
  -------------------

Mill Avenue                       100.0%                                                      Gordon Biersch
Houston St                         37.4%            268
Tanasbourne                         N/A
                                  -----
                                   64.2%

        Total West Region          83.9%

------------------------------------------------------------------------------------------------------------------------------------
Total                              94.7%        393,212



Notes:
-----
(1)  SR - Street Retail; SC - Shopping Center
(2) Excludes redevelopment square footage not yet in service, Phase II and other future phases of Santana Row and Rollingwood Apartments.
(3) Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4) Portion of property subject to capital lease obligation. Mortgage column shows construction loan on Woodmont East of $24,449 and capital lease obligation of $12,576
(5) Property purchased through "downreit" partnership, of which the Trust is the sole general partner, in exchange for operating partnership units.
(6)  Property subject to capital lease obligation.
(7) There is a second grocery anchor in the center; Food Lion has vacated, but is currently paying rent.
(8)  Genuardi's space has been delivered, they are not yet open.
(9)  Consists of two properties, one at 100% and one at 90%.
(10) Consists of nine properties, seven at 100% and two at 90%.
(11) Consists of four properties, three at 100% and one at 90%.
(12) Consists of two properties, one at 100% and one at 85%.

Federal Realty Investment Trust
Shopping Center / Street Retail Summary
December 31, 2002

--------------------------------------------------------------------------------

Shopping Center Summary
-----------------------
(in thousands, except square footage data)

                                                                For the year ended December 31,
                                                                2002                    2001                    2000
                                                       -------------------------------------------------------------
Real Estate Assets, at cost                            $   1,287,887             $ 1,256,778            $  1,248,770

  Rental Income                                        $     219,057             $   211,664            $    205,456
  Other Property Income                                        8,498                   8,989                   7,483
  Interest Income                                              1,906                   3,175                   3,067
                                                       -------------------------------------------------------------

Total Revenues                                               229,461                 223,828                 216,006

  Rental Expense                                              41,066                  40,541                  40,599
  Real Estate Tax Expense                                     23,976                  22,577                  21,515
                                                       -------------------------------------------------------------

Total Rental and Real Estate Tax Expense                      65,042                  63,118                  62,114
                                                       -------------------------------------------------------------

Net Operating Income (1) (2)                           $     164,419             $   160,710            $    153,892
                                                       =============================================================

Square Feet (3)                                           12,555,000              12,547,000              12,700,000

Street Retail Summary
---------------------
(in thousands, except square footage data)

                                                                For the year ended December 31,
                                                                2002                    2001                    2000
                                                       -------------------------------------------------------------
Real Estate Assets, at cost (4)                        $   1,018,939             $   847,526             $   606,143

  Rental Income                                        $      79,028             $    62,903             $    50,178
  Other Property Income                                        7,095                   4,964                   3,540
  Interest Income                                              3,250                   3,415                   4,465
                                                       -------------------------------------------------------------

Total Revenues                                                89,373                  71,282                  58,183

  Rental Expense                                              32,525                  22,174                  15,032
  Real Estate Tax Expense                                      7,210                   5,771                   4,696
                                                       -------------------------------------------------------------

Total Rental and Real Estate Tax Expense                      39,735                  27,945                  19,728
                                                       -------------------------------------------------------------

Net Operating Income (1) (2) (5)                       $      49,638             $    43,337             $    38,455
                                                       =============================================================

Square Feet (3)                                            2,690,000               2,232,000               1,876,000

Notes:
-----

(1) All components of net operating income for the periods ended December 31, 2001 and 2000 have been restated for 2002 discontinued asset sales.
(2)  Net operating income as presented above includes all interest income.
(3) Excludes redevelopment square footage not yet in service. Street Retail includes 444,000 square feet of Santana Row Phase I only. It does not include Phase II or any future Phases of Santana Row.
(4) Street Retail includes stabilized assets and assets which are in various stages of development and redevelopment.
     At December 31, 2002, real estate assets include $434 million related to the Santana Row development.
(5) Net operating income is reduced by start-up expenses for Street Retail's development projects.

Federal Realty Investment Trust
Retail Leasing Summary (1) - Comparable Basis (cash, non-straight-lined basis) December 31, 2002

--------------------------------------------------------------------------------

New Lease Summary - Comparable (2)
----------------------------------

                               Number of         % of Total                         New Rent (3)      Old Rent (4)
               Quarter     Leases Signed      Leases Signed       GLA Signed        Per Sq. Ft.       Per Sq. Ft.
               -------     -------------      -------------       ----------        -----------       -----------
      4th Quarter 2002                20                29%           84,857        $     16.80       $     14.20
      3rd Quarter 2002                38                41%          158,079        $     22.23       $     16.99
      2nd Quarter 2002                34                36%          207,888        $     18.88       $     15.69
      1st Quarter 2002                32                35%           80,162        $     23.18       $     21.00
                                     ---               ---        ----------        -----------       -----------
     Total - 12 months               124                36%          530,986        $     20.20       $     16.64
                                    ====               ===        ==========        ===========       ===========

                                                                                                                   Tenant
                                       Annual        % Increase    Weighted Average             Tenant       Improvements
               Quarter       Increase in Rent      Over Old Rent       Lease Term (5)      Improvements        Per Sq. Ft.
               -------       ----------------      -------------      --------------       -----------       -------------
      4th Quarter 2002        $       220,227               18%                10.7       $    485,714       $       5.72
      3rd Quarter 2002        $       827,936               31%                10.3       $  3,038,504       $      19.22
      2nd Quarter 2002        $       664,412               20%                10.5       $  2,703,314       $      13.00
      1st Quarter 2002        $       175,129               10%                 7.6       $    858,373       $      10.71
                              ---------------              ---                -----       ------------       ------------
     Total - 12 months              1,887,703               21%                10.0       $  7,085,905       $      13.34
                              ===============              ===                =====       ============       ============

Renewal Lease Summary - Comparable (2) (6)
------------------------------------------

                                 Number of      % of Total                          New Rent (3)      Old Rent (4)
               Quarter     Renewals Signed   Leases Signed         GLA Signed        Per Sq. Ft.       Per Sq. Ft.
               -------     ---------------   -------------        -----------       ------------      ------------
        4th Quarter 2002               50              71%            183,151       $      22.83      $      20.76
        3rd Quarter 2002               54              59%            219,027       $      16.76      $      15.16
        2nd Quarter 2002               61              64%            207,779       $      18.16      $      17.34
        1st Quarter 2002               60              65%            146,518       $      23.43      $      22.25
                                     ----             ---            --------       ------------      ------------
       Total - 12 months              225              64%            756,475       $      19.91      $      18.49
                                     ====             ===            ========       ============      ============

                                                                                                                            Tenant
                                              Annual         % Increase    Weighted Average              Tenant       Improvements
                 Quarter            Increase in Rent      Over Old Rent       Lease Term (5)       Improvements        Per Sq. Ft.
                 -------            ----------------      -------------       --------------      -------------       ------------
        4th Quarter 2002            $        378,702                10%                  6.2      $     564,416       $       3.08
        3rd Quarter 2002            $        350,554                11%                  5.0      $      75,680       $       0.35
        2nd Quarter 2002            $        170,240                 5%                  5.7      $     150,620       $       0.72
        1st Quarter 2002            $        172,531                 5%                  4.8      $     144,008       $       0.98
                                    ----------------                --                   ---      -------------       ------------
       Total - 12 months            $      1,072,027                 8%                  5.5      $     934,724       $       1.24
                                    ================                ==                   ===      =============       ============

Total Lease Summary - Comparable (2)
------------------------------------

                            Number of  Leases          % of Total                         New Rent (3)      Old Rent (4)
                 Quarter    & Renewals Signed       Leases Signed       GLA Signed        Per Sq. Ft.       Per Sq. Ft.
                 -------    -----------------       -------------      -----------        -----------       -----------
        4th Quarter 2002                   70                100%          268,008        $     20.92       $      18.69
        3rd Quarter 2002                   92                100%          377,106        $     19.05       $      15.93
        2nd Quarter 2002                   95                100%          415,667        $     18.52       $      16.51
        1st Quarter 2002                   92                100%          226,680        $     23.34       $      21.81
                                          ---               ----       -----------        -----------       ------------
       Total - 12 months                  349                100%        1,287,461        $     20.03       $      17.73
                                         ====               ====       ===========        -----------       ------------

                                                                                                                        Tenant
                                            Annual        % Increase    Weighted Average             Tenant       Improvements
                 Quarter         Increase in Rent      Over Old Rent       Lease Term (5)      Improvements        Per Sq. Ft.
                 -------         -----------------     -------------       --------------      ------------        -----------
        4th Quarter 2002         $         598,929               12%                 7.4       $  1,050,130        $      3.92
        3rd Quarter 2002         $       1,178,490               20%                 7.6       $  3,114,184        $      8.26
        2nd Quarter 2002         $         834,652               12%                 8.1       $  2,853,934        $      6.87
        1st Quarter 2002         $         347,660                7%                 5.8       $  1,002,381        $      4.42
                                 -----------------               --                 ----       ------------        -----------
       Total - 12 months         $       2,959,730               13%                 7.3       $  9,456,499        $      7.35
                                 =================               ==                 ====       ============        ===========

Notes:
-----
(1) Leases on this report represent retail activity only; office and residential leases are not included.
(2) Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3) New Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4) Old Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)  Weighted average is determined on the basis of square footage.
(6) Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust
Retail Leasing Summary (1) - Non-Comparable Basis (cash, non-straight-lined basis)
December 31, 2002

--------------------------------------------------------------------------------

New Lease Summary - Non-Comparable (2)
--------------------------------------

                                                                                                                            Tenant
                             Number of       % of Total               New Rent (3)   Weighted Average         Tenant  Improvements
            Quarter      Leases Signed    Leases Signed   GLA Signed   Per Sq. Ft.     Lease Term (4)   Improvements   Per Sq. Ft.
            -------      -------------    -------------   ----------   -----------     --------------   ------------   -----------
   4th Quarter 2002                 21             100%       44,874   $     29.89                7.9   $    225,118   $      5.02
   3rd Quarter 2002                 24              96%       96,327   $     31.55               11.3   $    653,631   $      6.79
   2nd Quarter 2002                 17             100%       27,236   $     48.03                9.8   $          -   $         -
   1st Quarter 2002                 16              94%       28,819   $     54.38                8.3   $          -   $         -
                                    --              --      --------   -----------               ----   ------------   -----------
  Total - 12 months                 78              98%      197,256   $     36.78                9.7   $    878,750   $      4.45
                                    ==              ==      ========   ===========               ====   ============   ===========

Renewal Lease Summary - Non-Comparable (2) (5)
----------------------------------------------

                                                                                                                            Tenant
                             Number of       % of Total               New Rent (3)   Weighted Average         Tenant  Improvements
            Quarter    Renewals Signed    Leases Signed   GLA Signed   Per Sq. Ft.     Lease Term (4)   Improvements   Per Sq. Ft.
            -------    ---------------    -------------   ----------   -----------     --------------   ------------   -----------
   4th Quarter 2002                  0               0%            -   $         -                0.0   $          -   $         -
   3rd Quarter 2002                  1               4%        8,669   $         -                0.0   $          -   $         -
   2nd Quarter 2002                  0               0%            -   $         -                0.0   $          -   $         -
   1st Quarter 2002                  1               6%        2,660   $     23.00                5.0   $     61,180   $     23.00
                                     -               -    ----------   -----------               ----   ------------   -----------
  Total - 12 months                  2               3%       11,329   $      5.40                5.0   $     61,180   $      5.40
                                     =               =    ==========   ===========               ====   ============   ===========

Total Lease Summary - Non-Comparable (2)
----------------------------------------

                                                                                                                            Tenant
                     Number of  Leases       % of Total               New Rent (3)   Weighted Average         Tenant  Improvements
            Quarter  & Renewals Signed    Leases Signed   GLA Signed   Per Sq. Ft.     Lease Term (4)   Improvements   Per Sq. Ft.
            -------  -----------------    -------------   ----------   -----------     --------------   ------------   -----------
   4th Quarter 2002                 21             100%       44,874   $     29.89                7.9   $    225,118   $      5.02
   3rd Quarter 2002                 25             100%      104,996   $     28.94               11.3   $    653,631   $      6.23
   2nd Quarter 2002                 17             100%       27,236   $     48.03                9.8   $          -   $         -
   1st Quarter 2002                 17             100%       31,479   $     51.73                8.2   $     61,180   $      1.94
                                    --            ----      --------   -----------               ----   ------------   -----------
  Total - 12 months                 80             100%      208,585   $     35.08                9.7   $    939,930   $      4.51
                                    ==            ====      ========   ===========               ====   ============   ===========

Notes:
(1) Leases on this report represent retail activity only; office and residential leases are not included.
(2) Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3) New Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4) Weighted average is determined on the basis of square footage.
(5) Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust
Lease Expirations
December 31, 2002

--------------------------------------------------------------------------------

-----------------------------------------
Assumes no exercise of lease options
-----------------------------------------

                     Anchor Tenants (1)                          Small Shop Tenants                         Total
                     ------------------                          ------------------                         -----
                 Expiring   % of Anchor  Minimum Rent   Expiring   % of Small   Minimum Rent   Expiring    % of Total  Minimum Rent
     Year         SF (3)        SF          PSF (2)      SF (3)      Shop SF       PSF (2)       SF (3)        SF         PSF(2)
 -----------------------------------------------------  ------------------------------------- --------------------------------------
        2003      289,000         4%      $      7.47      617,000       10%     $      20.60     906,000        6%     $      16.41
        2004      896,000        11%      $      6.69      830,000       13%     $      21.98   1,726,000       12%     $      14.04
        2005      538,000         7%      $     12.21      867,000       14%     $      23.18   1,405,000       10%     $      18.98
        2006      497,000         6%      $     11.10      818,000       13%     $      25.33   1,315,000        9%     $      19.96
        2007      741,000         9%      $      9.98      933,000       15%     $      26.07   1,674,000       12%     $      18.95
        2008      883,000        11%      $     12.09      517,000        8%     $      23.64   1,400,000       10%     $      16.36
        2009      572,000         7%      $     12.27      352,000        5%     $      34.18     924,000        6%     $      20.61
        2010      251,000         3%      $     13.45      280,000        4%     $      25.77     531,000        4%     $      19.95
        2011      416,000         5%      $     21.26      382,000        6%     $      33.02     798,000        6%     $      26.89
        2012      520,000         6%      $     14.09      319,000        5%     $      43.32     839,000        6%     $      25.20
  Thereafter    2,426,000        30%      $     16.46      498,000        8%     $      40.91   2,924,000       20%     $      20.54
               ----------       ---       -----------   ----------      ---      ------------  ----------      ---      ------------
  Total         8,029,000       100%      $     13.06    6,413,000      100%     $      27.17  14,442,000      100%     $      19.31
               ==========       ===       ===========   ==========      ===      ============  ==========      ===      ============

-----------------------------------------
Assumes lease options are exercised
-----------------------------------------

                     Anchor Tenants (1)                          Small Shop Tenants                         Total
                    ------------------                          ------------------                          -----
                 Expiring    % of Anchor  Minimum Rent    Expiring   % of Small  Minimum Rent   Expiring   % of Total   Minimum Rent
     Year         SF (3)         SF         PSF (2)        SF (3)     Shop SF     PSF (2)        SF (3)       SF          PSF (2)
 -----------------------------------------------------  ------------------------------------- --------------------------------------
        2003       55,000         1%      $      7.27      452,000        7%     $      20.05     507,000        4%     $      18.67
        2004       86,000         1%      $      6.03      501,000        8%     $      23.30     587,000        4%     $      20.77
        2005       19,000         0%      $     15.58      522,000        8%     $      23.97     541,000        4%     $      23.68
        2006       54,000         1%      $     12.26      533,000        8%     $      27.70     587,000        4%     $      26.28
        2007      141,000         2%      $      4.72      614,000       10%     $      25.46     755,000        5%     $      21.58
        2008      209,000         3%      $     11.38      432,000        7%     $      25.08     641,000        4%     $      20.61
        2009      366,000         5%      $     10.84      387,000        6%     $      32.68     753,000        5%     $      22.07
        2010      158,000         2%      $     13.47      343,000        5%     $      29.91     501,000        3%     $      24.73
        2011      114,000         1%      $     23.89      421,000        7%     $      28.15     535,000        4%     $      27.24
        2012      279,000         3%      $     14.62      431,000        7%     $      36.91     710,000        5%     $      28.15
  Thereafter    6,548,000        82%      $     17.71    1,777,000       28%     $      34.53   8,325,000       58%     $      21.28
               ----------       ---       -----------   ----------      ---      ------------  ----------      ---      ------------
  Total         8,029,000       100%      $     16.66    6,413,000      100%     $      29.07  14,442,000      100%     $      22.17
               ==========       ===       ===========   ==========      ===      ============  ==========      ===      ============

Notes:
(1)  Anchor is defined as a tenant leasing 15,000 square feet or more.
(2) Minimum Rent reflects contractual rent at the end of the term or option. For leases with CPI or market based increases, such increases are excluded from analysis.
(3)  Represents occupied square footage as of December 31, 2002.

Federal Realty Investment Trust
Occupancy Summary - Overall
December 31, 2002

------------------------------------------------------------------------------------------------------------------------------------
Overall Occupancy (1)
---------------------

(Quarter to Quarter Analysis)                              At December 31, 2002 (3)                 At December 31, 2001
                                                    ------------------------------------     ---------------------------------------

Type                                                      Size        Leased   Occupancy           Size          Leased    Occupancy
----                                                      ----        ------   ---------           ----          ------    ---------
Retail Properties - Excluding Santana Row (2)       14,801,252    14,128,278       95.5%     14,761,000      14,116,000        95.6%
Retail Properties - Including Santana Row
  Phase 1 (2)                                       15,245,000    14,442,000       94.7%            N/A             N/A          N/A
Rollingwood Apartments (# of units)                        282           275       98.0%            282             278        98.6%


------------------------------------------------------------------------------------------------------------------------------------

Overall Occupancy (1)
---------------------

(Rolling 12 Months)                                        At December 31, 2002 (3)                 At September 30, 2002
                                                    ------------------------------------     ---------------------------------------
Retail Properties - Excluding Santana Row (2)       14,801,252    14,128,278       95.5%     14,738,000      14,081,000        95.5%
Retail Properties - Including Santana Row
  Phase 1 (2)                                       15,245,000    14,442,000       94.7%            N/A             N/A          N/A
Rollingwood Apartments (# of units)                        282           275       98.0%            282             279        98.9%



                                                              At June 30, 2002                          At March 31, 2002
                                                    ------------------------------------     ---------------------------------------
Retail Properties - Excluding Santana Row (2)       14,687,000    14,093,000       95.9%     14,863,000      14,201,000        95.5%
Retail Properties - Including Santana Row
  Phase 1 (2)                                              N/A           N/A         N/A            N/A             N/A          N/A
Rollingwood Apartments (# of units)                        282           280       99.3%            282             274        97.2%


------------------------------------------------------------------------------------------------------------------------------------


Notes:
-----
(1)  See Glossary of Terms
(2) Leasable square feet; excludes redevelopment square footage not yet placed in service and Phase II and other future phases of Santana Row.
(3)  Includes 444,000 square feet of Santana Row Phase I.

Federal Realty Investment Trust
Occupancy Summary - Same Center
December 31, 2002

------------------------------------------------------------------------------------------------------------------------------------

Same Center Occupancy  (1)
--------------------------

(Quarter to Quarter Comparison)                                      At December 31, 2002                  At December 31, 2001
                                                ----------------------------------------------- ------------------------------------

Type                                                          Size        Leased    Occupancy         Size       Leased   Occupancy
----                                                          ----        ------    ---------         ----       ------   ---------
Retail Properties (leasable square feet)(2)             14,603,000    13,965,000        95.6%   14,588,000   13,945,000       95.6%
Rollingwood Apartments (# of units)                            282           275        98.0%          282          278       98.6%

------------------------------------------------------------------------------------------------------------------------------------
Same Center Occupancy  (1)

(Rolling 12 Months)                                                  At December 31, 2002                 At September 30, 2002
                                                ----------------------------------------------- ------------------------------------
Retail Properties (leasable square feet)(2)             14,603,000    13,965,000        95.6%   14,368,000   13,756,000       95.7%
Rollingwood Apartments (# of units)                            282           275        98.0%          282          279       98.9%

                                                                         At June 30, 2002                    At March 31, 2002
                                                ------------------------------------------------------------------------------------

Retail Properties (leasable square feet)(2)             14,251,000    13,670,000        95.9%   14,402,000   13,759,000       95.5%
Rollingwood Apartments (# of units)                            282           280        99.3%          282          274       97.2%

------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) See Glossary of Terms.
(2) Excludes centers purchased or sold as well as properties under development and redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants - Prospective (January 2003 through December 2003) December 31, 2002

--------------------------------------------------------------------------------

                                                                       Percentage of                                    Number of
                                                Annualized Base     Total Annualized                  Percentage of        Stores
    Rank   Tenant Name                                     Rent            Base Rent   Tenant GLA         Total GLA        Leased
---------------------------------------------------------------------------------------------------------------------------------
       1   Gap, Inc., The                         $   6,005,000                2.45%      210,000              1.38%           11
       2   Safeway, Inc.                              5,500,000                2.24%      413,000              2.71%            7
       3   Ahold USA, Inc.                            5,431,000                2.21%      505,000              3.31%           11
       4   Bed, Bath & Beyond, Inc.                   4,975,000                2.03%      358,000              2.35%            8
       5   CVS Corporation                            3,738,000                1.52%      155,000              1.02%           13
       6   Barnes & Noble, Inc.                       3,664,000                1.49%      166,000              1.09%           17
       7   TJX Companies, The                         3,110,000                1.27%      333,000              2.18%           10
       8   Toys R Us, Inc.                            3,027,000                1.23%      326,000              2.14%           10
       9   Borders Group, Inc.                        2,659,000                1.08%      135,000              0.89%            5
      10   MTS, Inc.                                  2,434,000                0.99%      106,000              0.70%            5
      11   Great Atlantic & Pacific Tea Co.           2,380,000                0.97%      239,000              1.57%            4
      12   OPNET Technologies, Inc.                   2,336,000                0.95%       60,000              0.39%            1
      13   Kmart Corporation        (1)               2,292,000                0.93%      509,000              3.34%            5
      14   Dollar Tree Stores, Inc.                   1,985,000                0.81%      166,000              1.09%           17
      15   Dress Barn, Inc.                           1,951,000                0.80%      103,000              0.68%           14
      16   Wakefern Food Corporation                  1,878,000                0.77%      157,000              1.03%            3
      17   Bally's Health & Tennis                    1,722,000                0.70%      140,000              0.92%            5
      18   CompUSA, Inc.                              1,696,000                0.69%      108,000              0.71%            4
      19   Michaels Stores, Inc.                      1,692,000                0.69%      144,000              0.94%            5
      20   Whole Foods Market, Inc.                   1,650,000                0.67%       82,000              0.54%            3
      21   Linens' N Things                           1,636,000                0.67%      108,000              0.71%            3
      22   Saks & Company                             1,635,000                0.67%       36,000              0.24%            1
      23   Ross Stores, Inc.                          1,632,000                0.67%       85,000              0.56%            3
      24   Home Depot, Inc.                           1,487,000                0.61%      128,000              0.84%            1
      25   Viacom International, Inc.                 1,459,000                0.59%       61,000              0.40%           11
                                                  -------------              ------   -----------            ------           ---

           Totals - Top 25 Tenants                $  67,974,000               27.72%    4,833,000             31.70%          177
                                                  =============              ======   ===========            ======          ====


           Total Annualized Base Rent:            $ 245,242,000

           Total Portfolio Square Footage:                                             15,245,000 (2) (3)

Note:
----

  (1) Three of the Trust's five locations are designated for closure. These locations represent approximately 2.1% of total square footage and 0.7% of annualized base rent.
  (2)   Excludes redevelopment square footage not yet placed in service.
  (3) Includes 444,000 square feet of Santana Row Phase I, but no future Phases of Santana Row.

                                Glossary of Terms

Funds From Operations (FFO): a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gains on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Net Operating Income: Gross revenues, including mortgage interest income, less rental expenses and real estate taxes.

Occupancy: The portion of the property for which the Trust is collecting rent, or for which a lease has been signed but a tenant has not yet commenced, divided by the total square footage available for lease.

Occupancy - overall: Occupancy for the entire portfolio -- includes all operating properties owned in reporting period.

Occupancy - same center: Occupancy for only those properties owned and operating in the periods being compared. Excludes centers purchased or sold as well as properties under redevelopment and development.

Tenant improvements: Represents the total dollars committed for the improvement (fit-out) of a space as relates to a specific lease. The amounts shown represent not only the estimated cost to fit-out the tenant space, but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.